UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2007 (May 29, 2007)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, and unless the context otherwise requires, the terms ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer to Hospitality Properties Trust and its consolidated subsidiaries; and the term “TA” refers to TravelCenters of America LLC and its consolidated subsidiaries.

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Item 8.01.  Other Items.

A. The Petro Transactions

On May 30, 2007 we acquired Petro Stopping Centers Holdings, L.P., or Petro Holdings, pursuant to a Purchase Agreement, dated May 30, 2007, among us, Petro Holdings, and the partners of Petro Holdings, or the Purchase Agreement. The Purchase Agreement required us to pay approximately $630,000,000 for Petro Holdings.  We also agreed to pay certain costs of this transaction associated with defeasance and prepayment of debt secured by certain of the Petro properties plus customary closing costs. We estimate that these costs may be approximately $25,000,000. The purchase price was funded with borrowings under our revolving credit facility, as further described in Item 2.03 below.  As a result of the acquisition, Petro Holdings is now our wholly owned subsidiary.

In a separate transaction, on May 30, 2007, TA acquired Petro Stopping Centers L.P., or Petro, pursuant to a purchase agreement dated May 30, 2007, among TA, Petro, Petro Holdings and the partners of Petro Holdings.  Petro is now a wholly owned subsidiary of TA.

A copy of the Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K.  If you want more information about the Purchase Agreement, you should read the entire Purchase Agreement.  You should note, however, that the Purchase Agreement is not intended as a document for investors to obtain factual information about Petro Holdings, Petro, us or any other party.  For that information you should refer to the information contained in this Current Report on Form 8-K or other filings we make under the Securities Exchange Act of 1934, as amended.  Representations or statements of facts in the Purchase Agreement may be qualified by schedules or materiality modifiers. Representations or statements of facts contained in the Purchase Agreement are not, and should not be construed as, representations by us to any investor or potential investor.

B. The Petro Business

Petro operates and franchises 69 travel centers geographically diversified in 33 states primarily along the U.S. interstate highway system. Petro’s customers include long haul trucking fleets and their drivers, independent truck drivers and motorists.

The average Petro facility offers fuel and non-fuel products and services and contains:

•                                          over 25 acres of land with parking for over 250 tractor trailers and 140 cars;

•                                          a 190 seat full service restaurant;

•                                          a truck repair facility and parts store;

•                                          multiple diesel and gasoline fueling points; and

•                                          a travel and convenience store, game room, lounge and other amenities for professional truck drivers and motorists.

Following is a list of 40 Petro travel centers we acquired and leased to TA.

Location of Properties	Number of Travel Centers
Alabama	1
Arizona	2
Arkansas	2
California	1
Florida	1
Georgia	2
Illinois	1
Indiana	1
Kentucky	1
Louisiana	3
Missouri	1
Nebraska	1
Nevada	2
New Jersey	1
New Mexico	1
New York	1
North Carolina	1
Ohio	4
Oklahoma	1
Oregon	1
Pennsylvania	1
Tennessee	2
Texas	6
Washington	1
Wyoming	1

Total	40

C. Our Petro Lease with TA

Lease

Our lease agreement with TA for 40 Petro travel centers became effective on May 30, 2007.  The tenant under the lease is Petro, and TravelCenters of America LLC has guaranteed Petro’s lease obligations.  The following is a summary of material terms of this lease.

Minimum Rent.  The lease requires TA to pay minimum annual rent of $62,225,000. Minimum rent may increase if we fund or reimburse the cost of renovations, improvements and equipment related to the leased travel centers as described below.

Percentage Rent.  Starting in 2013, the lease requires TA to pay us additional rent with respect to each lease year in an amount equal to three percent (3%) of increases in non-fuel gross revenues and three tenths of one percent (0.3%) of increases in gross fuel revenues at each Petro leased travel center over 2012 amounts.  Percentage rent attributable to fuel sales is subject to a maximum each year generally calculated by reference to changes in the consumer price index.

Operating Costs.  The lease is a “triple net” lease, which requires TA to pay all costs incurred in the operation of the leased travel centers, including utilities, insurance, real estate and personal property taxes and certain ground lease payments, if any.

Maintenance and Alterations.  TA is required to maintain, at its sole expense, the Petro leased travel centers in good order and repair, including structural and non-structural components, except for certain capital expenditures for which we decline to provide required funds following a request from TA.  TA may request that we fund amounts for renovations, improvements and equipment at the Petro leased travel centers, in return for minimum annual rent increases according to a formula; generally, the amount we fund times the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%.

Term.  The term of the Petro lease expires on June 30, 2024, subject to extension by TA for up to two additional periods of fifteen years each generally on all of the prior terms and conditions.

D. Supplemental Federal Income Tax Considerations

The following summary supplements and updates the more detailed description of the federal income tax considerations contained in the section of our Annual Report on Form 10-K for the year ended December 31, 2006, or our Annual Report, captioned “Federal Income Tax Considerations”.  Subject to the qualifications and assumptions contained in its opinion, Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussion in our Annual Report captioned “Federal Income Tax Considerations”, as supplemented by this section, is accurate in all material respects and fairly summarizes the federal income tax considerations discussed therein and in this section, and the opinions of counsel referred to therein and in this section represent Sullivan & Worcester LLP’s opinions on those subjects.

We have received opinions from our counsel Sullivan & Worcester LLP that (i) our underground storage tanks should constitute real estate assets, rather than personal property, for purposes of the various real estate investment trust, or REIT, qualification tests described in our Annual Report, and (ii) with respect to each of our leases with TA, although the matter is not free from doubt, for purposes of applying the 15% incidental personal property test described in our Annual Report, regarding rent attributable to incidental personal property leased in connection with real property, the test will be applied in the aggregate to all the travel center sites leased under each such lease on a lease by lease basis, rather than on a site by site basis.  If the Internal Revenue Service or a court determines that one or both of these opinions is incorrect, then a portion of the rental income we receive from TA could be nonqualifying income for purposes of the 75% and 95% gross income tests, possibly jeopardizing our compliance with the 95% gross income test, all as described in our Annual Report.  Under those circumstances, however, we expect we would qualify for the gross income tests’ relief provision described in our Annual Report, and thereby preserve our qualification as a REIT.  If the relief provision were to apply to us, we would be subject to tax at a 100% rate on the amount by which we failed the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year; however, in a typical taxable year, we have little or no nonqualifying income from other sources and thus would expect to owe little tax in such circumstances.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

We borrowed approximately $655,000,000 on May 29, 2007 and May 30, 2007 under our $750,000,000 revolving credit facility with a group of institutional lenders. The maturity date of our revolving credit facility is October 24, 2010. The annual interest rate payable for drawn amounts under the facility is LIBOR plus 55 basis points, subject to adjustments based on changes in our credit ratings (5.87% per annum at June 1, 2007).  Borrowings under our revolving credit facility are unsecured. Funds may be drawn, repaid and redrawn at any time until maturity, and no principal repayment is due until maturity.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND,” “PLAN,” “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.

THESE FORWARD LOOKING STATEMENTS INCLUDE STATEMENTS REGARDING OUR INTENT, BELIEF OR EXPECTATION, OR THE INTENT, BELIEF OR EXPECTATION OF OUR TRUSTEES AND OFFICERS, SUCH AS WITH RESPECT TO OUR EXPECTATION THAT WE WILL RECEIVE CERTAIN MINIMUM RENT FROM OUR PETRO LEASE WITH TA.  TA MAY BECOME UNABLE TO PAY ITS CONTRACTUAL RENT OBLIGATIONS BECAUSE THE LEASED PROPERTIES DO NOT PRODUCE THE EXPECTED INCOME OR FOR OTHER REASONS.

THESE UNEXPECTED RESULTS COULD OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH, SUCH AS NATURAL DISASTERS, TERRORIST ATTACKS OR CHANGES IN OUR MANAGERS’ OR TENANTS’ COSTS OR REVENUES OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY, ARE BEYOND OUR CONTROL.

OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 UNDER “ITEM 1A. RISK FACTORS.”

FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

Summary Financial Information of TravelCenters of America LLC

The following table presents summary audited financial information for TravelCenters of America, Inc., or TravelCenters, the predecessor of TA, for its fiscal years ended December 31, 2006, 2005 and 2004, as reported in TA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and summary unaudited financial information for TA for the two months ended March 31, 2007 and TravelCenters for the month ended January 31, 2007, as reported in TA’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007. On September 15, 2006, we agreed to acquire TravelCenters, as more fully described in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on December 12, 2006.  On January 31, 2007, we completed our acquisition of TravelCenters.  Upon completion of the acquisition, we restructured the business of TravelCenters and distributed all of the common shares of our former subsidiary, TA, to our shareholders in a spin off transaction.  Our acquisition, related restructuring and spin off of TA caused the assets, liabilities, financial position, results of operations and cash flows of TA to be materially different than those of its predecessor, TravelCenters.  As noted above, TA has guaranteed Petro’s lease obligations under its “triple net” lease with us.

Summary Financial Information of TravelCenters of America LLC and
TravelCenters of America, Inc.

(in thousands)

	TA	TravelCenters
	As of or for the two months ended March 31,	For the month ended January 31,	As of or for the year ended December 31,
	2007	2007	2006	2005	2004
Total revenues	$736,670	$352,682	$4,783,514	$4,075,296	$2,677,864
Net (loss) income	(11,029)	(22,048)	31,033	(2,095)	14,862
Total assets	688,604	—	995,592	939,704	897,729
Total long term debt (net of unamortized discount)	—	—	688,734	675,638	682,892
Total stockholders’ equity	322,214	—	89,277	47,307	39,717

References in this report to the Annual Report on Form 10-K and Quarterly Report on Form 10-Q for TA are included as textual references only, and the information in such reports is not incorporated by reference into this report.

(b)           Pro Forma Financial Information

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Purchase Agreement, dated May 30, 2007, among Hospitality Properties Trust, Petro Stopping Centers Holdings, L.P. and the partners of Petro Stopping Centers Holdings, L.P.

8.1	Opinion of Sullivan & Worcester LLP as to tax matters.

10.1	Lease Agreement, dated as of May 30, 2007, by and among HPT PSC Properties Trust and HPT Properties PSC Properties LLC, as Landlord, and Petro Stopping Centers, L.P., as Tenant

10.2	Guaranty Agreement, dated as of May 30, 2007, made by TravelCenters of America LLC, as Guarantor, for the benefit of the Landlord under the Lease Agreement

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

Dated:  June 4, 2007

Hospitality Properties Trust

Introduction to Unaudited Pro Forma Consolidated Financial Statements

(dollars in thousands)

On September 15, 2006, Hospitality Properties Trust (hereinafter referred to as “HPT”, “we”, “our” or “us”), agreed to acquire TravelCenters of America, Inc., or TravelCenters, as more fully described in our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on December 12, 2006, or the TravelCenters Current Report.  On January 31, 2007, we completed our acquisition of TravelCenters.  Upon completion of the acquisition, we restructured the business of TravelCenters and distributed all of the common shares of our former subsidiary, TravelCenters of America LLC, or TA, to our shareholders in a spin off transaction.  The book value of this distribution was $337,250.  The acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off transaction are collectively referred to herein as the TA Transactions.

As a part of the restructuring of TravelCenters which occurred in connection with the TA Transactions, on January 31, 2007:

•                   TravelCenters became a subsidiary of our subsidiary, TA;

•                   certain real property interests of 146 travel centers that were operated by TravelCenters and all trademarks, tradenames and certain other assets used in connection with the travel center business with an estimated total value of $1,697,221 were transferred to subsidiaries of ours that were not owned by TA;

•                   TA became the owner of all of the working capital of TravelCenters, including current assets (primarily consisting of cash, receivables and inventory) and current liabilities (primarily consisting of trade payables and accrued liabilities);

•                   we contributed cash of $121,166 to TA so that the sum of its current assets, net of current liabilities, was $200,000;

•                   TA became the owner of one travel center in Ontario, Canada, the operator of two travel centers leased from owners other than us, the manager of one travel center for an owner other than us, the franchisor of 13 travel centers owned and operated by third parties and the owner of certain other assets historically owned and used by TravelCenters;

•                   we entered into a lease of the 146 travel centers we acquired and certain related assets to TA; and

•                   TA commenced operating the travel center business formerly conducted by TravelCenters.

On May 30, 2007, we acquired 40 travel centers located in 25 states, or the Petro Centers, for $630,000 plus closing costs.  As more thoroughly described in this Current Report on Form 8-K, simultaneously with this acquisition, the Petro Centers were leased to TA for an initial rent of approximately $62,225 per annum.

The unaudited pro forma consolidated balance sheet as of March 31, 2007, presents our financial position as if the acquisition of the Petro Centers had been completed as of March 31, 2007.

The unaudited pro forma consolidated statements of income for the year ended December 31, 2006 and March 31, 2007, present our results of operations as if (i) our December 2006 offering of common shares and related January 2007 overallotment exercise; (ii) our February 2007 offering of common shares and related overallotment exercise; (iii) our February 2007 offering of preferred shares and related overallotment exercise; (iv) our March 2007 offering of convertible notes and related overallotment exercise; (v) our March 2007 offering of senior notes, all as more fully described in the notes appearing below, (vi) the acquisition of TravelCenters, the restructuring of the TravelCenters business and the spin off of TA, (vii) the acquisition of the Petro Centers, (viii) the financing of the

Hospitality Properties Trust

Introduction to Unaudited Pro Forma Consolidated Financial Statements

(dollars in thousands)

Petro Centers with borrowings under our revolving credit facility, and (ix) the commencement of the leases with TA for the aggregate 186 travel centers all had been completed as of January 1, 2006.

These unaudited pro forma consolidated financial statements are based in part upon our historical financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2006, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed with the SEC and should be read in conjunction with those financial statements and the notes thereto.

The allocation of the purchase price of the Petro Centers as reflected in these unaudited pro forma consolidated financial statements has been based upon preliminary estimates.  A final determination of the purchase price allocation will be based upon the report of an independent valuation specialist.  Consequently, amounts preliminarily allocated in these pro forma financial statements could change significantly.

The acquisition of the Petro Centers was financed with borrowings under our revolving credit facility as reflected in these unaudited pro forma consolidated financial statements.  We anticipate financing the acquisition of the Petro Centers on a long term basis through the issuance of both equity and debt securities.  These unaudited pro forma consolidated financial statements are provided for informational purposes only and upon completion of the planned long term financing of the Petro Centers our financial position and results of our operations will be significantly different than what is presented in these unaudited pro forma consolidated financial statements.

In the opinion of management, all adjustments necessary to reflect the effects of the transactions described above have been included in the unaudited pro forma consolidated financial statements.  The unaudited pro forma consolidated financial statements are not necessarily indicative of what our actual financial position or results of operations would have been as of the date or for the periods indicated, nor does it represent our financial position or results of operations for any future date or period.

Hospitality Properties Trust
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2007
(dollars in thousands)

	Hospitality Properties Trust Historical	Petro Centers Acquisition Adjustments		Pro Forma
	A

ASSETS
Real estate properties, at cost:
Land	$1,170,301	$250,439	B	$1,420,740
Buildings, improvements and equipment	4,419,896	404,561	B	4,824,457
	5,590,197	655,000		6,245,197

Accumulated depreciation	(734,169)	—		(734,169)
	4,856,028	655,000		5,511,028

Cash and cash equivalents	27,751	—		27,751
Restricted cash (FF&E reserve escrow)	32,444	—		32,444
Other assets, net	228,957	—		228,957

	$5,145,180	$655,000		$5,800,180

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving bank credit facility	$16,000	$655,000	C	$671,000
Senior notes, net of discounts	1,495,149	—		1,495,149
Convertible notes	575,000	—		575,000
Mortgage payable	3,682	—		3,682
Security deposits	185,366	—		185,366
Accounts payable and other liabilities	126,832	—		126,832
Due to affiliate	2,702	—		2,702
Dividends payable	4,383	—		4,383
Total liabilities	2,409,114	655,000		3,064,114

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest	390,315	—		390,315
Common shares of beneficial interest	939	—		939
Additional paid-in capital	3,048,549	—		3,048,549
Cumulative net income	1,423,483	—		1,423,483
Cumulative preferred distributions	(71,351)	—		(71,351)
Cumulative common distributions	(2,055,869)	—		(2,055,869)
Total shareholders’ equity	2,736,066	—		2,736,066

	$5,145,180	$655,000		$5,800,180

Hospitality Properties Trust
Unaudited Pro Forma Consolidated Statement of Income

For the year ended December 31, 2006
(in thousands, except per share data)

		TravelCenters of America, Inc. Acquisition Adjustments
	Hospitality Properties Trust Historical	TravelCenters of America, Inc. Historical	Merger, Restructuring and Spin Off		Petro Centers Acquisition Adjustments		Pro Forma
	A	D
Revenues:
Hotel operating revenues	$879,324	$—	$—		$—		$879,324
Rental income	137,118	—	170,696	E	62,225	L	370,039
FF&E reserve income	20,299	—	—		—		20,299
TA operating revenues	—	4,783,514	(4,783,514)	F	—		—
Interest income	2,674	—	—		—		2,674

Total revenues	1,039,415	4,783,514	(4,612,818)		62,225		1,272,336

Expenses:
Hotel operating expenses	618,334	—	—		—		618,334
TA operating expenses	—	4,539,312	(4,539,312)	F	—		—
Interest	81,451	46,232	(6,555)	G	38,983	M	160,111
Depreciation and amortization	144,404	71,856	(18,228)	H	22,172	N	220,204
General and administrative	26,187	61,347	(52,851)	I	3,275	O	37,958
Other, net	—	15,457	(15,457)	F	—		—

Total expenses	870,376	4,734,204	(4,632,403)		64,430		1,036,607

Income (loss) before income taxes	169,039	49,310	19,585		(2,205)		235,729
Income taxes	—	(18,277)	18,277	F	—		—

Net income (loss)	169,039	31,033	37,862		(2,205)		235,729
Preferred distributions	(7,656)	—	(22,225)	J	—		(29,881)

Net income (loss) available for common shareholders	$161,383	$31,033	$15,637		$(2,205)		$205,848

Common shares outstanding	73,279		19,221	K			92,500

Basic and diluted earnings per common share:
Net income available for common shareholders	$2.20						$2.23

Hospitality Properties Trust
Unaudited Pro Forma Consolidated Statement of Income

For the three months ended March 31, 2007
(in thousands, except per share data)

		TravelCenters of America, Inc. Acquisition Adjustments
	Hospitality Properties Trust Historical	TravelCenters of America, Inc. Historical	Merger, Restructuring and Spin Off		Petro Centers Acquisition Adjustments		Pro Forma
	A	P
Revenues:
Hotel operating revenues	$224,471	$—	$—		$—		$224,471
Rental income	61,600	—	14,225	E	15,556	L	91,381
FF&E reserve income	5,439	—	—		—		5,439
TA operating revenues	—	352,682	(352,682)	F	—		—
Interest income	3,148	—	—		—		3,148

Total revenues	294,658	352,682	(338,457)		15,556		324,439

Expenses:
Hotel operating expenses	160,398	—	—		—		160,398
TA operating expenses	—	334,265	(334,265)	F	—		—
Interest	30,655	4,214	(3,681)	G	9,612	M	40,800
Depreciation and amortization	49,071	5,810	(3,243)	H	5,543	N	57,181
General and administrative	8,451	8,892	(8,195)	I	808	O	9,956
TA spin off costs	2,711	—	(2,711)	Q	—		—
Other, net	—	62,019	(62,019)	F	—		—

Total expenses	251,286	415,200	(414,114)		15,963		268,335

Income (loss) before income taxes	43,372	(62,518)	75,657		(407)		56,104
Income taxes	—	40,470	(40,470)	F	—		—

Net income (loss)	43,372	(22,048)	35,187		(407)		56,104
Preferred distributions	(4,359)	—	(3,110)	J	—		(7,469)

Net income (loss) available for common shareholders	$39,013	$(22,048)	$32,077		$(407)		$48,635

Common shares outstanding	90,760		3,077	K			93,837

Basic and diluted earnings per common share:
Net income available for common shareholders	$0.43						$0.52

Hospitality Properties Trust
Notes to Unaudited Pro Forma Consolidated Financial Statements
(dollars in thousands)

A.    Represents the historical financial statements of HPT.

B.    Represents adjustments to record the acquisition of the 40 Petro Centers for a total cost of $655,000 based upon a preliminary allocation of the purchase price.

C.    Represents borrowings on HPT’s $750,000 revolving credit facility to fund the $630,000 purchase price of the Petro Centers and the payment of $25,000 of related closing costs.  Note that HPT anticipates financing the acquisition of the Petro Centers on a long term basis through the issuance of both equity and debt securities.  These unaudited pro forma consolidated financial statements are provided for informational purposes only and, upon completion of the long term financing for the acquisition, the financial position and results of operations of HPT will be significantly different than what is presented in these unaudited pro forma consolidated financial statements.

D.    Represents the historical financial statements of TravelCenters for the twelve months ended December 31, 2006.

E.     After completion of the spin off HPT began to lease the TravelCenters real estate to TA under the terms of a long term lease as more fully described elsewhere in the TravelCenters Current Report. The terms of the lease require TA to make minimum rent payments that have scheduled increases during the term.  The adjustments to rental income are calculated as follows:

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Minimum rent (cash)	$153,500	$12,792
Required straight line adjustment	17,196	1,433

	$170,696	$14,225

F.     Represents elimination of the historical operating results of the TravelCenters business transferred to TA in the spin off.

G.    Represents the elimination of TravelCenters’ historical interest expense and HPT’s historical interest expense from borrowings under the bridge acquisition facility used initially to fund the TA Transactions and the recognition of interest expense to reflect the effect of HPT’s March 2007 issuance of $575,000 of 3.8% convertible senior notes due 2027 and March 2007 issuance of $300,000 of 5.625% senior notes due 2017. In connection with HPT’s acquisition, all of TravelCenters’ debt was extinguished.

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Elimination of TravelCenters’ historical interest expense	$(46,232)	$(4,214)
Elimination of HPT’s historical interest expense	—	(6,996)
Addition of interest on HPT’s 3.8% convertible senior notes	21,850	4,061
Addition of interest on HPT’s 5.625% senior notes	16,875	3,328
Addition of amortization of deferred finance fees and discount	952	140

	$(6,555)	$(3,681)

Hospitality Properties Trust
Notes to Unaudited Pro Forma Consolidated Financial Statements
(dollars in thousands)

H.    Represents the elimination of TravelCenters’ historical depreciation and amortization expense and the recognition of depreciation and amortization expense of the TravelCenters real estate and intangible assets retained by HPT. Depreciation and amortization expense is calculated on a straight line basis over the estimated useful lives of the buildings, improvements and equipment and intangible assets of 7 to 40 years.

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Elimination of historical depreciation and amortization expense	$(71,856)	$(5,810)
Addition of depreciation and amortization expense	53,628	2,567

	$(18,228)	$(3,243)

I.      Represents the elimination of historical general and administrative expense of the TravelCenters business transferred to TA and the expected increase in HPT’s general and administrative expense under its management contract as a result of the acquisition of TravelCenters.

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Elimination of historical general and administrative expense	$(61,347)	$(8,892)
Addition of general and administrative expense	8,496	697

	$(52,851)	$(8,195)

J.     Represents the effect of HPT’s issuance of 12,000,000 and 700,000 7% Series C cumulative redeemable preferred shares on February 21, 2007 and February 28, 2007, respectively.

K.    Represents the effect of HPT’s issuance of 12,000,000, 1,800,000, 5,000,000 and 750,000 common shares on December 18, 2006, January 5, 2007, February 16, 2007 and February 23, 2007, respectively.

L.     Simultaneously with the acquisition of the Petro Centers, HPT entered into a long term lease agreement with TA as more fully described in this Current Report on Form 8-K.  Under the terms of the lease, TA is initially required to pay HPT rent of $62,225 per annum (or $5,185 per month).

M.   Represents the effect on interest expense of HPT borrowing $655,000 under its revolving credit facility to fund the acquisition of the Petro Centers (5.87% per annum at June 1, 2007).

N.    Represents the recognition of depreciation and amortization expense of the Petro Centers real estate acquired by HPT.  Depreciation and amortization expense is calculated on a straight line basis over the estimated useful lives of the buildings, improvements and equipment of 7 to 40 years.

O.    Represents the expected increase in HPT’s general and administrative expense under its management contract as a result of the acquisition of the Petro Centers.

P.     Represents the historical financial statements of TravelCenters for the period January 1, 2007 to January 31, 2007 (date of acquisition).

Q.    Represents elimination of non-recurring costs associated with the spin off of TA.